                                                                  EXHIBIT 10(l)

                                FERRO CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                                       Effective January 1, 1995

                                FERRO CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                TABLE OF CONTENTS

ARTICLE I:    DEFINITIONS

ARTICLE II:   DEFERRAL OF FEES

ARTICLE III:  ADMINISTRATION

ARTICLE IV:   AMENDMENT AND TERMINATION

ARTICLE V:    MISCELLANEOUS

                                FERRO CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

      WHEREAS, Ferro Corporation desires to establish a deferred compensation plan for non-employee members of its Board of Directors who wish to defer all, or a part of, the fees payable for services as members of such Board of Directors; and

      WHEREAS, such deferred compensation plan was approved by Ferro Corporation on December 9, 1994;

      NOW, THEREFORE, effective as of January 1, 1995, Ferro Corporation establishes the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors as hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

      For the purposes hereof, the following words and phrases shall have the meanings indicated.

      1.1. "ACCOUNT" shall mean the account established in accordance with
Article II hereof to which a Participant's deferred Fees are credited.

      1.2. "BENEFICIARY" shall mean any person designated by a Participant in accordance with the Plan to receive distribution of all or a portion of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt by the Participant of the Stock credited to the Participant's Account.

      1.3. "CORPORATION" shall mean Ferro Corporation, an Ohio corporation, and its corporate successors, including the surviving corporation resulting from any merger of Ferro Corporation with any other corporation or corporations.

      1.4. "DEFERRAL ELECTION AGREEMENT" shall mean (subject to the provisions of Article II hereof) an irrevocable written election to defer Fees signed by the Director in the form provided by the Corporation.

      1.5. "DIRECTOR" shall mean any non-employee member of the Board of Directors of the Corporation.

      1.6. "FEES" shall mean the total fees payable by the Corporation to a Director during a Year for services rendered during such Year as a Director.

      1.7. "PARTICIPANT" shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with Article II hereof.

      1.8. "PLAN" shall mean this Ferro Corporation Deferred Compensation Plan for Non-Employee Directors effective January 1, 1995 as set forth herein, together with all amendments hereto.

      1.9. "STOCK" shall mean common stock, par value $1.00 per share, of the Corporation.

      1.10. "TRUST" shall mean the trust maintained pursuant to the terms of the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors Trust Agreement effective as of January 1, 1995, entered into between the Corporation and the Trustee.

      1.11. "TRUSTEE" shall mean the trustee of the Trust, initially D. Thomas George, or any successor.

      1.12. "YEAR" shall mean the calendar year.

                                   ARTICLE II
                          DEFERRAL AND PAYMENT OF FEES

      2.1. ELIGIBILITY; ELECTION TO DEFER. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with the provisions of this Article II and become a Participant.

      A Director who desires to defer receipt of all or a specified portion of his or her Fees for any Year must complete and deliver to the Corporation a Deferral Election Agreement, no later than the last day of the Year PRIOR TO the Year for which the Fees would otherwise be earned and paid; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation who was not a Director on the preceding December 31 may make an election to defer payment of Fees for the Year in which he or she is elected to the Board of Directors by delivering such Deferral Election Agreement to the Corporation within thirty (30) days after becoming a Director. A Director who timely delivers the Deferral Election Agreement to the Corporation shall thereupon become a Participant. A Participant's Deferral Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice of the Participant to the Corporation. A termination or modification of an existing Deferral Election Agreement must be delivered prior to the beginning of the Year for which such termination or modification is to be effective; and amounts credited to the Account of a Participant prior to the effective date of such modification or termination shall not be affected thereby.

      2.2. ACCOUNTS. The Corporation shall maintain an Account for each Participant to which the Fees deferred by each Participant shall be credited. The Corporation shall thereafter, at the time when such Fees would have been payable if such Director were not a Participant, contribute an amount of cash equal to such deferred Fees to the Trust to enable the Trustee to invest such cash in Stock under the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan. As provided in the Trust, the Trustee shall maintain separate accounts under the Trust attributable to each Participant's Account and the Trust assets (including earnings thereon) allocated to such separate accounts shall, as provided in the Trust, be separately invested by the Trustee in the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan.

      2.3. AMOUNT DEFERRED; DURATION OF DEFERRAL. A Participant shall designate on the Deferral Election Agreement filed pursuant to Section 2.1 the amount of his or her Fees that are to be deferred for a Year. Such deferred Fees shall be held in the general funds of the Corporation and shall be credited to a separate Account established in the name of such Participant in accordance with the provisions of Section 2.2 hereof. Such deferral of Fees shall continue until payment of the amounts credited to the Participant's Account shall be made in accordance with the following provisions:

            (a) The Stock then credited to a Participant's Account and allocated to the Trust's separate account attributable thereto shall be distributed in kind to the Participant (or, if applicable to the Participant's Beneficiary) in shares of Stock as soon as administratively feasible after
      (i) the nine (9) month anniversary of the date on which the Participant ceases to be a Director, or (ii) the date of the Participant's death.

            (b) In the event of the death of a Participant, the Stock then credited to his or her Account, and allocated to the Trust's separate account attributable thereto, shall be distributed to the Beneficiary or Beneficiaries designated in writing signed by the Participant in the form provided by the Corporation; in the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant; in the absence of any such designation, such distribution shall be divided equally among all other Beneficiaries. A Beneficiary designation may be changed at any time prior to the Participant's death by the Participant's execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant's death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the Stock credited to the Participant's Account shall be distributed to the Participant's estate after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, any remaining amount of the distribution shall be distributed to the estate of such Beneficiary after the appointment of an executor or administrator for such estate.

      2.4. STATEMENT. Each Participant shall receive a statement of the Stock credited to his or her Account not less often than annually.

      2.5. TAXES. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to this Plan, the Corporation or the Trustee shall deduct such amounts from such payments and transmit such withheld amounts to the appropriate taxing authorities.

                                   ARTICLE III
                                 ADMINISTRATION

      The Plan shall be administered by the Corporation as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended; and all assets of the Trust shall be held by the Trustee in the name of the Trust.

      The Corporation shall cause the administration of the Plan to be carried out through the person serving as Treasurer of the Corporation from time to time who may also be the person serving as Trustee. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the Stock credited to an Account, all questions pertaining to claims for benefits and procedures for claims review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all Participants and Beneficiaries.

      The number of shares of Stock credited to a Participant's Account (and the separate accounts maintained by the Trustee under the Trust attributable to each Participant's Account) and the number of shares of Stock to be distributed to a Participant pursuant to the terms of this Plan shall be appropriately adjusted by the Corporation (i) to reflect changes in the separate accounts maintained by the Trustee under the Trust as a result of the Trustee's investment in Stock pursuant to the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan, and (ii) in the event of changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, and any such adjustments and determinations made by the Corporation shall be conclusive and binding on all Participants and Beneficiaries.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

      The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee thereof; provided, however, that no such action shall adversely affect the rights of any Participant to amounts previously credited to the Participant's Account.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1. NONALIENATION OF ACCOUNT. No right or interest of any Participant in the Plan shall, prior to actual distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. No Participant or Beneficiary shall encumber or dispose of the right to receive any distribution of the shares of Stock credited to his or her Account. If a Participant or Beneficiary attempts to assign, transfer, alienate, or encumber the right to receive the shares of Stock credited to an Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or distribute such shares or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's spouse, children, or other dependents or any of them, in such manner and in such proportions as the Corporation may select in its sole discretion. Any such application of the shares in an Account may be made without the intervention of a guardian. The receipt by the distributee of such distributions shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any officer, member, employee, or agent thereof, shall have responsibility for the proper application thereof.

      5.2. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any Director to continue such person's directorship with the Corporation, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation to continue the directorship or the rate or amount of Fees of any such person for any period. All Directors shall remain subject to removal to the same extent as if this Plan had never been put in effect.

      5.3. INTEREST OF DIRECTOR. The obligation of the Corporation under the Plan to make distribution of shares of Stock credited to an Account merely constitutes the unsecured promise of the Corporation herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any Stock, property or assets of the Corporation or of the Trust. Nothing contained in this Plan shall confer upon any Director or other person any claim or right to any distribution under the Plan except in accordance with the terms of the Plan.

      5.4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

      5.5. DELEGATION OF AUTHORITY. Any action to be taken by the Corporation under this Plan may be taken by the Treasurer of the Corporation.

      5.6. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted hereunder.

      5.7. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

      EXECUTED in multiple counterparts at Cleveland, Ohio, effective as of January 1, 1995, but on the date indicated below.

                                                 FERRO CORPORATION


                                                 By:____________________________
                                                     D. Thomas George, Treasurer

                                                 Date:__________________________

                     FERRO CORPORATION DEFERRED COMPENSATION
                         PLAN FOR NON-EMPLOYEE DIRECTORS
                                 TRUST AGREEMENT

                                                       Effective January 1, 1995

                     FERRO CORPORATION DEFERRED COMPENSATION
                         PLAN FOR NON-EMPLOYEE DIRECTORS
                                 TRUST AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I:     PRELIMINARY RECITALS

ARTICLE II:    DEFINITIONS

ARTICLE III:   RIGHTS AND DUTIES OF CORPORATION AND RIGHTS
               OF ITS GENERAL CREDITORS

ARTICLE IV:    CONTRIBUTIONS AND SEPARATE ACCOUNTS

ARTICLE V:     THE TRUST ESTATE

ARTICLE VI:    DISTRIBUTIONS TO PARTICIPANTS

ARTICLE VII:   POWERS AND DUTIES OF THE TRUSTEE

ARTICLE VIII:  ADMINISTRATION

ARTICLE IX:    RESIGNATION AND REMOVAL OF TRUSTEE

ARTICLE X:     MISCELLANEOUS

                     FERRO CORPORATION DEFERRED COMPENSATION
                         PLAN FOR NON-EMPLOYEE DIRECTORS
                                 TRUST AGREEMENT

      This Trust Agreement (hereinafter referred to as the "AGREEMENT") is entered into at Cleveland, Ohio effective as of the 1st day of January, 1995, between FERRO CORPORATION, an Ohio corporation (hereinafter referred to as the "CORPORATION"), and D. THOMAS GEORGE (hereinafter referred to as the "TRUSTEE").

                                    ARTICLE I

                              PRELIMINARY RECITALS

      1.1 ESTABLISHMENT OF PLAN. The Corporation on December 9, 1994, but effective as of January 1, 1995, established the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors (the "PLAN"). The Plan was established in order to permit non-employee directors to defer a portion or all of their directors' fees with the investment of such deferred fees into shares of common stock of the Corporation pursuant to the Trustee's investment in the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan.

      1.2 ESTABLISHMENT OF TRUST. In order to provide a source of payment for its obligations under the Plan, the Corporation has entered into this Agreement to create a trust (hereinafter referred to as the "TRUST") and has delivered certain property to the Trustee, the receipt of which is hereby acknowledged by the Trustee. The Trustee agrees to hold such property and all other property which may, at the discretion of the Corporation, be contributed and made subject to the provisions of the Agreement as well as the proceeds, investments, and reinvestments thereof, in trust for the uses and purposes and subject to the provisions hereinafter set forth.

      1.3 GRANTOR TRUST. The Trust is intended to be a grantor trust, of which Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      1.4 CORPORATION DEDUCTION. It is intended that distributions from the Trust to a Participant shall be deductible by Corporation to the same extent, at the same time, and in the same manner as if made directly by the Corporation.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 DEFINITIONS. For the purposes hereof, the following words and phrases shall have the meanings indicated. Unless the context of the Agreement otherwise requires or unless otherwise defined herein, the terms defined in the Plan shall have the same meaning when used herein as the meaning given to those terms in the Plan.

            (a) The term "CHANGE IN CONTROL" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
      Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

            (b) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (c) The terms "CORPORATION STOCK" or "STOCK" shall mean a share or shares of the common stock, par value $1.00 per share, of the Corporation.

            (d) The term "DRSPP" shall mean the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan, currently administered by National City Bank, Cleveland, Ohio.

            (e) The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (f) The term "FUND" shall mean any common trust fund established in accordance with the provisions of Section 4.4.

            (g) The term "INSOLVENCY" shall mean the condition of the Corporation in the event that it either is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            (h) The term "PARTICIPANT" shall mean a non-employee director of the Corporation, or any beneficiary of such a non-employee director, who defers Fees pursuant to the Plan.

            (i) The term "REQUIRED FUNDING AMOUNT" shall mean the amount determined pursuant to the provisions of Article IV to fund the obligations of the Corporation under the Plan.

            (j) The term "SEPARATE ACCOUNT" shall mean the account established and maintained by the Trustee on behalf of each Participant in accordance with the provisions of Article IV.

            (k) The term "STOCK FUND" shall mean the Fund established in accordance with the provisions of Section 4.4 to invest in Corporation Stock pursuant to the DRSPP.

            (l) The term "TRUST ASSETS" shall mean all property held by the Trustee pursuant to the terms of this Agreement.

            (m) The term "VALUATION DATE" shall mean the last business day of each calendar year or such other dates as determined by the Trustee.

      2.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE III

                        RIGHTS AND DUTIES OF CORPORATION
                       AND RIGHTS OF ITS GENERAL CREDITORS

      3.1 TRUST IRREVOCABLE. The Trust is irrevocable and the Corporation hereby waives the power to alter, amend, revoke, or annul the Trust or the Agreement, except that the Corporation reserves the right to make amendments which do not result in any reversion or refund to the Corporation of any Trust Assets other than as provided in Articles IV and VI hereof.

      3.2 RIGHTS OF GENERAL CREDITORS OF CORPORATION; NOTIFICATION OF INSOLVENCY. Notwithstanding any provision of the Agreement or the Plan to the contrary, the Trust Assets shall be subject at all times to the claims of general creditors of the Corporation under federal and state law, so long as they are in the possession of the Trustee. No general creditor of the Corporation shall have any right to recover, or any title or interest in, any Trust Asset after it has been distributed by the Trustee to a Participant, even if prior to such payment the Trustee had knowledge or notice that such general creditor has made or intends to make claim to such Trust Asset.

            (a) The Chairman of the Board of Directors and the Chief Executive Officer of the Corporation (or their representatives) shall have the duty to inform the Trustee in writing of the Corporation's Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to Trustee that the Corporation has become Insolvent, the Trustee shall determine whether the Corporation is Insolvent and, pending such determination, the Trustee shall discontinue payments to Participants.

            (b) Unless the Trustee has actual knowledge of the Corporation's Insolvency, or has received notice from the Corporation or a person claiming to be a creditor alleging that the Corporation is Insolvent, the Trustee shall have no duty to inquire whether the Corporation is Insolvent. The Trustee may in all events rely on such evidence concerning the Corporation's solvency as may be furnished to the Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Corporation's solvency.

            (c) If at any time the Trustee has determined that the Corporation is Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Corporation's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Corporation with respect to benefits due under the Plan or otherwise.

            (d) The Trustee shall resume the payment of benefits to Participants only after the Trustee has determined that the Corporation is not Insolvent (or is no longer Insolvent).

      3.3 RESUMPTION OF PAYMENTS. Provided that there are sufficient assets, if the Trustee discontinues payments to Participants from the Trust pursuant to
Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance less the aggregate amount of any payments made to Participants by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE IV

                       CONTRIBUTIONS AND SEPARATE ACCOUNTS

      4.1 CONTRIBUTIONS. Except as hereinafter provided, the Corporation shall make contributions to the Trust from time to time as it shall determine in its sole discretion and in accordance with the terms of the Plan; provided, however, that the Corporation shall be required to contribute the Required Funding Amount within the five-day period following a Change in Control. If the Corporation fails to contribute the Required Funding Amount upon the occurrence of such event, the Trustee is empowered to bring suit against the Corporation to require specific performance of such obligation to contribute. If the Trustee fails to bring suit within a reasonable period, any Participant may bring suit in the name of the Trustee against the Corporation for such specific performance. As of each Valuation Date after a Change in Control with respect to which the Corporation contributes the Required Funding Amount and prior to the return of any assets to the Corporation, the Trustee shall determine if the Trust Assets are less than or exceed the Required Funding Amount as of such date. If the Trust Assets are less than the Required Funding Amount, the Corporation shall contribute to the Trust the amount by which the Required Funding Amount exceeds the value of the Trust Assets. If the value of the Trust Assets exceeds the Required Funding Amount, the Trustee shall distribute to the Corporation the amount by which the value of the Trust Assets exceeds the Required Funding Amount.

      4.2 TAXABLE CONTRIBUTIONS. It is the Corporation's understanding and expectation that the Corporation's contributions to the Trust, and any earnings thereon, shall not be taxable under the Code to Participants until such time as they are distributed or otherwise made available to Participants; and, therefore, the Corporation's contributions are conditional on such tax result. In the event that a Corporation contribution and/or earnings thereon held in the Trust becomes taxable to a Participant, the Trustee shall distribute to the Participant the amount of any federal income taxes of such Participant with respect to such Corporation contribution and/or earnings thereon calculated at the highest federal income tax marginal rates for the year of taxation on the amount includible in the Participant's gross income. In the event that it is determined, or the Trustee reasonably believes (based on the opinion of independent counsel) that it will be determined that a Corporation contribution will be taxable to Participants prior to a Change in Control, then the Trustee shall refund to the Corporation or refuse to accept, the portion of such contribution and/or earnings which is determined will be so taxable, subject to the following:

            (a) The Trustee shall be under no obligation to make such refund unless a written explanation of the basis for the refund, signed by a duly authorized officer of the Corporation, together with evidence reasonably satisfactory to the Trustee to support such refund, is submitted to the Trustee.

            (b) The refundable amount or the amount distributed, as defined in paragraph (c) of this Section 4.2, shall be segregated from the Trust and charged proportionately to each affected Participant's Separate Account (to the extent previously credited to such Separate Account) as of the last Valuation Date immediately preceding the date of refund.

            (c) The refundable or distributable amount is the portion of the contribution and/or earnings determined to be so taxable, in each case, from the date the contribution was received by the Trustee to the date of segregation.

            (d) No Change in Control has occurred as of the date of the refund.

Distributions under this Section 4.2 shall be credited against any Plan benefits payable to Participants but shall not reduce the Required Funding Amount.

      4.3 SEPARATE ACCOUNTS. The Trustee shall establish and maintain a Separate Account in the name of each Participant, pursuant to any directions received from the Corporation which are not inconsistent with the provisions of the Plan. The Trustee shall allocate contributions received from the Corporation among such Separate Accounts in proportion to the Fees deferred by Participants or pursuant to directions of the Corporation that are not inconsistent with the terms of the Plan; provided, however, that if the Corporation makes contributions to the Plan due to a Change in Control, such allocations shall be based upon the calculations of the Trustee made with respect to the

Plan for purposes of determining the Required Funding Amount under Section 4.5. With respect to each Separate Account, the Trustee shall (i) elect the dividend reinvestment option under the DRSPP, and (ii) invest the Corporation's contributions (that are attributable to the Participant's deferred Fees) under the DRSPP's stock purchase option. For purposes of the Trustee's participation in the DRSPP, the Corporation and the Trustee recognize that the Trustee, as Trustee of the Trust, shall be the shareholder of record and that the Trustee shall establish subaccounts on the books and records of the DRSPP maintained by National City Bank, Cleveland, Ohio that shall correspond to and be a part of each Separate Account.

      4.4 FUNDS. Subject to the provisions of Article V, the Trustee shall establish and maintain a Stock Fund and such other Funds with respect to the investment of Trust Assets as the Corporation may direct and shall deposit the Trust Assets in said Funds in accordance with the terms of the Plan and directions received from the Corporation. Trust Assets in the Stock Fund shall be invested by the Trustee in Corporation Stock pursuant to the DRSPP and allocated to the Separate Accounts of Participants in accordance with the provisions of Section 4.3 hereof.

      4.5 DETERMINATION OF REQUIRED FUNDING AMOUNT. As of any Change in Control, or applicable Valuation Date, the Required Funding Amount shall be the sum of the amounts determined to be contributable by the Corporation to the Trust pursuant to the provisions of the Plan as well as an amount deemed to be appropriate by the Trustee, after consultation with the Corporation, to pay for the expenses of the Trustee in connection with the administration of the Trust.

                                    ARTICLE V

                                THE TRUST ESTATE

      5.1 MANAGEMENT OF TRUST ASSETS PRIOR TO A CHANGE IN CONTROL. Except as hereinafter provided, prior to a Change in Control for which the Required Funding Amount is contributed to the Trust by the Corporation, the Trustee shall have exclusive responsibility for the management and control of the Trust Assets and the Funds. In connection with that responsibility:

            (a) The Trustee shall invest and reinvest the principal and income of the Trust Assets in accordance with the provisions of this Section 5.1. The Trustee shall invest and reinvest the principal and income of the Stock Fund in Corporation Stock as provided in Sections 4.3 and 4.4 hereof; provided, however, that the Trustee may invest on a temporary basis, pending investment in Corporation Stock, assets of the Stock Fund in short-term Funds. Except as otherwise provided in the Plan or in this Agreement, the Trustee shall have full and exclusive discretion and authority to invest in such stocks (common or preferred), bonds (including municipal bonds, notes and other obligations), notes and other obligations of corporations, real estate mortgages, equipment trust certificates, investment trust certificates, mutual funds, annuities or other insurance company contracts and any other kind of property real or personal, which the Trustee believes to be sound, suitable, and prudent investments for the Trust, without being limited to any class or type of investments prescribed by statute or otherwise as legal investments for trustees, including securities issued by the Corporation.

            (b) The Trustee (i) may acquire and hold an interest in securities or other property hereunder even though, in its corporate or any other capacity, it has or may subsequently hold an interest in the same or related securities or property, the income or principal of which may be payable at different rates or at different times or which may have a different rank or priority, (ii) may acquire and hold securities or other property, even though the Trustee, in its capacity, may receive compensation reasonably and customarily due in the course of its regular activities with respect to such securities or other property, and (iii) may purchase securities or other property, even though the proceeds of such purchase may directly or indirectly be used by the seller to pay off loans made by the Trustee in its corporate capacity.

            (c) Annually, or more often if requested, the Trustee shall confer with the Corporation with respect to the status of the Trust and the general investment policy to be followed with respect to Trust Assets. Nothing contained herein, however, shall be construed as requiring the Trustee to obtain any approval with respect to the purchase or sale of specific Trust Assets.

      5.2 MANAGEMENT OF TRUST ASSETS AFTER A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the Trustee shall hold, invest, and reinvest the Trust Assets as well as income thereon in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, certificates of indebtedness, bills of exchange, Treasury bills, savings bank deposits, commercial paper, and other securities from which the return is fixed for a period of time not in excess of twelve months and in Corporation Stock to the extent necessary to satisfy any requirements of the Plan. Any income from such investments shall be held and reinvested by the Trustee pursuant to the provisions of this Section 5.2.

      5.3 CORPORATION STOCK. Notwithstanding any other provision contained herein, with respect to the Stock Fund that is invested in Corporation Stock pursuant to the DRSPP which is allocated to Separate Accounts of Participants, prior to each annual or special shareholders' meeting, the Corporation shall cause to be sent to each Participant whose Separate Accounts are so credited, a copy of the proxy solicitation material therefor, together with a form requesting that each Participant give to the Trustee his confidential instructions with respect to the manner in which such shares of Corporation Stock as are credited to his Separate Account shall be voted by the Trustee. Upon receipt of such instructions, the Trustee shall vote the shares of Stock as instructed. Instructions received from Participants by the Trustee shall be held in the strictest confidence, shall not be divulged or released to any other person, including officers or employees of the Corporation. The Trustee shall not vote Corporation Stock with respect to which the Trustee does not receive such instructions. As of each Valuation Date and each date of record for any annual or special shareholders' meeting, the Trustee shall report to the Corporation any Corporation Stock holdings allocated to the Separate Account of each Participant.

                                   ARTICLE VI

                          DISTRIBUTIONS TO PARTICIPANTS

      6.1 DISTRIBUTIONS FROM TRUST. The Trustee shall make distributions to a Participant from the Trust in such manner and at such times as the Corporation is required to pay to such Participant under the Plan. The Corporation shall give the Trustee such written information as is needed in connection with such distributions, including the name and address of the Participant to whom the distribution is to be made, the amount and form of distribution and such other relevant information as the Trustee may from time to time require.

      6.2 MANNER OF PAYMENT. The Trustee may make any distribution or payment required to be made by it hereunder by delivering shares of Corporation Stock to or for the benefit of the Participant or other person to whom such distribution or payment is to be made pursuant to the provisions of the Plan, at such address as was last furnished to the Trustee.

      6.3 RELEASE OF CORPORATION UPON PAYMENT. To the extent that the Trustee pays benefits due a Participant or other person under the Plan, the Corporation shall be forever released and discharged from the obligation to pay such benefits. To the extent that the Trustee fails to pay such benefits, in whole or in part, the Corporation shall pay any remaining amount due the Participant under such Plan to the extent the Corporation is liable therefor under the terms of the Plan.

      6.4 TERMINATION OF THE PLAN. In the event the Plan is terminated in whole or in part, the Trust Assets, or a portion thereof, shall be held to pay benefits of Participants under the Plan as of the date of such termination.

      6.5 REFUND TO CORPORATION AFTER ALL OBLIGATIONS FULFILLED. Notwithstanding any other provisions of the Agreement, when all obligations of the Trustee to make distributions to Participants have been fulfilled and all shares of Stock allocated to the Separate Accounts have been distributed to Participants or other persons entitled to such under the terms of the Plan, any remaining Trust Assets shall be refunded to the Corporation.

                                   ARTICLE VII

                        POWERS AND DUTIES OF THE TRUSTEE

      7.1 AUTHORITY OF THE TRUSTEE. Except as otherwise provided herein or in the Plan, the Trustee has the following authority, in addition to powers otherwise conferred on it by law or by the Trust:

            (a) To hold, manage, sell, exchange, mortgage, pledge, or otherwise dispose of, any property in the Trust, without the approval of any court;

            (b) To hold securities (including Corporation Stock) and other property of the Trust in the name of the Trustee or in the name of its nominee or a depositary, either in the form of a certificate or other written instrument or in the form of a book entry, with or without disclosure of the Trust, provided that the Trustee shall be responsible for the acts of its nominee;

            (c) To collect the principal and income of property in the Trust and, if there is a default in the payment of such principal or income, to exercise its judgment as to the proper legal proceedings necessary or advisable to collect it;

            (d) To participate in reorganizations, recapitalizations, consolidations, mergers, exchanges, liquidations and creditors' and bondholders' agreements;

            (e) To exercise voting rights and issue proxies, which may be discretionary and with power of substitution, in connection with any stock, other than Corporation Stock governed by Section 5.3, or other securities in the Trust;

            (f) To exercise rights and options to purchase shares of stock (including Corporation Stock) or other property, and to sell or redeem fractional shares of stock (including Corporation Stock) or other property;

            (g) With the written approval of the Corporation, to borrow money in such amounts and upon such terms and conditions and from such persons as the Trustee deems advisable to carry out the purposes of the Trust, and to pledge any property in the Trust for the repayment of such loan;

            (h) With the written approval of the Corporation, to lease for any term (with or without option to purchase) or otherwise dispose of, any property in the Trust, without the approval of any court;

            (i) To employ brokers, agents, custodians, actuaries, attorneys, accountants or other persons (who may or may not also be employed by the Corporation), and to delegate to them such of the Trustee's powers (other than those relating to the investment and reinvestment of the Trust Assets) as it considers desirable;

            (j) To execute and deliver deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers; and

            (k) To purchase Corporation Stock from the Corporation or on the open market or pursuant to the DRSPP to satisfy any requirements of the Plan and this Agreement.

      7.2 ADVICE OF COUNSEL. The Trustee may consult with any legal counsel, including counsel to the Corporation, with respect to the construction of the Agreement, its duties hereunder, or any act which it proposes to take or omit.

      7.3 PERSONS DEALING WITH THE TRUSTEE. Persons dealing with the Trustee have no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

      7.4 TRUSTEE'S DUTIES. The Trustee's duties and obligations shall be limited to those expressly imposed upon it in accordance with the terms of the Trust. The Trustee shall act in a fiduciary capacity with respect to the Participants.

      7.5 TRUSTEE RESPONSIBILITY IF CORPORATION IS INSOLVENT. At such time as
(i) the Corporation issues or should have issued a notice pursuant to the provisions of Section 3.2; (ii) the Trustee has actual knowledge of the Insolvency of the Corporation; or (iii) a general creditor of the Corporation makes claims or brings legal action against the Trustee pursuant to the rights set forth in Section 3.2, the Trustee shall discontinue all distributions to Participants and shall hold and deliver all Trust Assets in the manner that a court of competent jurisdiction directs. If the Trustee discontinues any distributions from the Trust to the Participants pursuant to this Section 7.5, any subsequent resumption of such distributions shall be in accordance with
Section 3.3.

      7.6 VALUATION OF TRUST. The Trustee shall determine the fair market value of the Trust Assets as of each Valuation Date. The Trustee shall furnish to the Corporation as soon as practicable after the close of each calendar year (and following any other Valuation Date, if the Corporation so requests), a report
(a) listing the Trust Assets as of the close of business on such Valuation Date;
(b) showing as of the close of business on such Valuation Date the value of the Trust Assets; (c) showing since the last previous report (i) all of the Corporation's contributions to the Trust, (ii) all allocations to each Separate Account, and (iii) all amounts paid from the Trust pursuant to Article VI, and
(d) containing such additional information concerning the Trust as the Corporation may reasonably request. In determining fair market values, the Trustee shall use such market quotations and other information as are available to it and as it may determine, in its discretion, to be appropriate. The Trustee shall not be accountable to the Corporation, to any Participant, or to any other person on the basis of any such valuation, but its accountability shall be in accordance with the provisions of Article VIII hereof. If requested by the Corporation, the Trustee shall provide the information required above for each Separate Account, subaccount maintained for purposes of the Trustee's investment through the DRSPP, or Fund of the Trust.

      7.7 AUDIT OF ACCOUNT OF TRUSTEE. The Trustee shall keep full accounts of all transactions. All financial statements, books and records with respect to the Trust shall be open to inspection at all reasonable times during business hours of the Trustee by the Corporation, or its representatives, including, without limitation, any accountants engaged by the Corporation in the Trust in such form as the Corporation may reasonably request.

      7.8 REPORT OF ACCOUNT TO CORPORATION. Within sixty (60) days after the close of each calendar year, and within sixty (60) days after the date of termination of the duties of the Trustee, the Trustee shall prepare and deliver to the Corporation an account of its acts and transactions as Trustee hereunder.

      7.9 TAX RETURNS OF TRUST. The Trustee, in coordination with the Corporation, shall file, or cause to be filed, the appropriate tax form or forms reporting all items of income, deduction, loss, or credit for the account of the Corporation, and all tax returns required in connection with distributions from the Trust.

      7.10 TRUSTEE RESPONSIBILITY RELATING TO CORPORATION DEDUCTION. The Trustee shall, upon request of the Corporation, take all actions (and refrain from such actions) necessary to ensure that the intent of Section 1.4 is achieved.

                                  ARTICLE VIII

                                 ADMINISTRATION

      8.1 EVIDENCE OF ACTION BY CORPORATION. The Corporation shall designate to the Trustee the names of any persons authorized to act for the Corporation under the Agreement. Until further notice, the Corporation hereby designates that the Treasurer of the Corporation is authorized to act for the Corporation under the Agreement. Until the Corporation notifies the Trustee that such a person is no longer so authorized, the Trustee may continue to rely on the authority of such person. The Trustee may rely upon any such designation which the Trustee reasonably believes to have been signed by a duly authorized officer of the Corporation.

      8.2 NOTICE OF CHANGE IN CONTROL. Within five days after having knowledge of any Change in Control, the Corporation shall notify the Trustee and the Participants of the occurrence of such Change in Control.

      8.3 COMMUNICATIONS TO TRUSTEE OR CORPORATION. Communications to the Trustee shall be sent to the Trustee as follows: D. Thomas George, 1000 Lakeside Avenue, Cleveland, Ohio 44114, or to such other address as the Trustee may specify. No communication shall be binding upon the Trustee until it is received by the Trustee, but any communication by the Corporation to the Trustee shall be binding upon the Corporation upon sending to the Trustee. Communications to the Corporation shall be sent to the Corporation's principal office at 1000 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Treasurer and Director, Human Resources or to such other address or person(s) as the Corporation may specify.

      8.4 EXPENSES. The Trustee shall be entitled to reimbursement for its reasonable expenses of administering the Trust, including reasonable compensation of counsel and any agents engaged by the Trustee to assist it in such administration. Except as provided in Section 4.5, such compensation and expenses, including those fees and expenses incurred under Section 10.5, shall be paid by the Corporation and in the event that the Corporation refuses to pay, the Trustee shall be entitled to compensation from the Trust Assets.

      8.5 EMPLOYMENT OF TRUSTEE AS AGENT. The Corporation may at any time employ agents to perform any act, keep any records or accounts, or make any computations required of the Corporation by the Agreement or the Plan. In the event the Trustee is so employed as an agent, nothing which the Trustee may do as such agent shall affect its power, responsibility or liability as Trustee.

                                   ARTICLE IX

                       RESIGNATION AND REMOVAL OF TRUSTEE

      9.1 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time by filing a written resignation with the Corporation. The Corporation may remove the Trustee at any time by delivering a written notice of removal to the Trustee; provided, however, that in the event of a Change in Control, the Trustee may be removed by the Corporation only if seventy-five percent (75%) of the number of Participants consent to such removal. Such resignation or removal shall take effect upon appointment of a successor Trustee as provided in Section 9.2.

      9.2 APPOINTMENT OF SUCCESSOR TRUSTEE. The appointment of a successor to the Trustee will take effect upon delivery to the Trustee of an instrument in writing executed by the Corporation appointing such successor and an acceptance in writing executed by such successor or such other date specified in the instrument appointing the successor; provided, however, that in the event of a Change in Control, seventy-five percent (75%) of the number of Participants must consent to the appointment of a successor Trustee. If a successor is not appointed within ninety (90) days after the Trustee gives notice of resignation or the Corporation gives notice of removal pursuant to Section 9.1, the Trustee may apply to any court of competent jurisdiction for appointment of a successor.

      9.3 TRANSFER OF TRUST ASSETS TO SUCCESSOR. Upon the resignation or removal of the Trustee and appointment of a successor, and after the final account of the Trustee has been delivered to the Corporation, the Trustee shall transfer and deliver the Trust Assets to such successor.

      9.4 AUTHORITY AND POWER OF SUCCESSOR TRUSTEE. All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as Trustee hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 GOVERNING LAWS. The Trust and the Agreement shall be construed and regulated by the laws of the State of Ohio.

      10.2 PROHIBITION AGAINST REVERSION OR DIVERSION. No part of the Trust shall revert to the Corporation except as provided in Articles IV and VI hereof, and no part of the Trust shall be used for or diverted to purposes other than the exclusive benefit of Participants, except as provided as Sections 3.2, 4.1, 4.2, 6.5, and 8.4.

      10.3 NON-ALIENATION OF BENEFITS. No benefit under a Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents in accordance with the terms of the Plan.

      10.4 PAYMENT OF BENEFITS TO OTHERS. If any Participant to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claims therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, adult child, brother, or sister, or any other individual in accordance with the terms of the Plan.

      10.5 ARBITRATION. Any dispute between the Participants and the Corporation or the Trustee as to the interpretation or application of the provisions of the Agreement, the Plan, or amounts payable under the Plan shall be determined exclusively by binding arbitration in Cleveland, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Corporation and in the event that the Corporation refuses to so pay, the Trustee shall pay such fees and expenses as an expense of the Trust.

      10.6 TRUST BENEFITS LIMITED TO PLAN BENEFITS. Nothing herein contained shall be construed as conferring upon any person any rights with respect to the Trust or the administration thereof other than the right to such benefits as may be provided with respect to such person by the terms of a Plan. All rights created under the Plans and this Agreement shall be mere unsecured contractual rights of the Participant against Corporation.

      10.7 TITLES AND HEADINGS NOT TO CONTROL. The titles of Articles and headings of Sections in the Agreement are placed herein for convenience of reference only and in case of any conflict, the text of the Agreement, rather than such titles or headings, shall control.

      Executed in multiple counterparts at Cleveland, Ohio, effective as of January 1, 1995, but on the dates indicated below.

FERRO CORPORATION


By:   ______________________________             _______________________________
      D. Thomas George, Treasurer                D. Thomas George, Trustee

Date: ______________________________             Date: _________________________

                                 FIRST AMENDMENT
                                       TO
                  FERRO CORPORATION DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

      WHEREAS, Ferro Corporation (the "Corporation") established the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors effective as of January 1, 1995 (the "Plan"); and

      WHEREAS, pursuant to Article IV of the Plan, the Corporation reserved the right to amend the Plan; and

      WHEREAS, the Corporation desires to amend the Plan;

      NOW, THEREFORE, effective as of July 1, 2001, the Corporation amends
Section 2.3(a) of the Plan to read as follows:

            (a) The Stock then credited to a Participant's Account and allocated to the Trust's separate account thereto shall, as determined by the Corporation in its sole discretion after consultation with the Participant (or, if applicable, with the Participant's Beneficiary), be distributed in kind (i.e., in shares of Stock) to the Participant (or, if applicable, to the Participant's Beneficiary) EITHER (1) in a single distribution as soon as administratively feasible after (i) the nine (9) month anniversary of the date on which the Participant ceases to be a Director, or (ii) the date of the Participant's death, OR (2) in substantially equal monthly, or semiannual, or annual installments over a period not in excess of ten (10) years commencing as soon as administratively feasible.

      IN WITNESS WHEREOF, the Corporation has executed this First Amendment to Ferro Corporation Deferred Compensation Plan for Non-Employee Directors in multiple counterparts at Cleveland, Ohio, effective as of July 1, 2001, but on the date indicated below.

                                   FERRO CORPORATION


                                   By:  _______________________________________

                                        Title:_________________________________

                                   Date:_______________________________________